UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2003

STORAGE ALLIANCE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

98-0222922
(IRS Employer Identification No.)

725, 435 Fourth Avenue SW, Calgary, Canada
(Address of principal executive offices and Zip Code)

(403) 264-2500
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure

We have completed the closing of the purchase of the assets of EAESW INC., doing business as Strata Web Systems Ltd. of Calgary, Alberta. Strata Web Systems Ltd. is a provider of Internet and Internet mapping and information management solutions for the energy and related industries. We will continue carrying on the business of Strata Web Systems Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORAGE ALLIANCE INC.

/s/ Jeff Ascah
By: Jeff Ascah
President, Director Chief Executive Officer and Chief Financial Officer

Date: August 29, 2003